Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated February 14, 2007 relating to the financial statements, which appears in China Energy Corporation's Annual Report on Form 10-KSB for the year ended November 30, 2006.

/s/ Robert G. Jeffrey Wayne, New Jersey February 12, 2008